Exhibit 10.26

PROMISSORY NOTE

Amount: $ 8,000	Date: 6/30/2011

For value received, the undersigned Intellinetics, Inc. (the ‘Borrower’) at 2190 Dividend Drive, Columbus, OH 43228, promises to pay to the order of Matt Chretien (the ‘lender’), at 215 Olentangy Ridge Place, Powell, Ohio 43065

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1.	the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

2.	the death of the Borrower (s) or Lender (s);

3.	the filing of bankruptcy proceedings involving the Borrower as the Debtor;

4.	the application for appointment of a receiver for the Borrower;

5.	the making of a general assignment for the benefit of the borrowers creditors;

6.	the insolvency of the Borrower;

7.	the misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

A 5% annual interest will be due once principal is paid in full ($400).

This Note shall be construed in accordance with the laws of the State of Ohio.

Borrower: Intellinetics. Inc.

By:	/s/ Matthew L. Chretien
Matthew L. Chretien, President